Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648

U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS THIRD QUARTER 2010 RESULTS
•	Pre-Tax Operating Income of $12.8 Million

•	Third Quarter Form 10-Q Filed Today
SAN JUAN, Puerto Rico, November 4, 2010 — Oriental Financial Group Inc. (NYSE: OFG) today announced pre-tax operating income of $12.8 million for the third quarter ended September 30, 2010, and book value per common share of $14.01 and tangible common equity to total assets of 8.72% as of that date.
Oriental highlighted strong net interest income from loans and non-interest income from banking and wealth management revenues, as well as increased commercial loan and lease production, total assets managed and core retail deposits. In addition, the Company reported an initial step in deleveraging its balance sheet and reducing the size of its investment securities portfolio.
“Oriental is being positively transformed by the Eurobank acquisition into a bank that generates more recurring income from customer-based businesses versus income from investments,” said José Rafael Fernández, Vice Chairman of the Board, President and Chief Executive Officer. “We are generating a record percentage of interest income from loans compared to total income, which mitigates reduced income from lower investment yields in today’s markets and the third quarter’s strategic reduction of the investment securities portfolio. In addition, we are beginning to generate noticeably higher volume of commercial loans and leases, while non-interest revenues are continuing to grow in volume and as a proportion of total income. Going forward our focus is on continuing to increase revenues through commercial loan production and our banking and wealth management activities, while reducing our cost of funds and completing the Eurobank cost-savings and integration program.”
Net non-operating charges of approximately $44.3 million resulted in a loss available to common shareholders of $30.5 million, or ($0.67) per share. Details can be found below under “Non-Operating Items.”
Highlights
•	Greater proportion of interest income from loans. Interest income of $81.2 million increased 1.7% compared to the second quarter as 16.8% growth from loans more than offset a 7.1% decline from investment securities due to lower yields. Interest income from loans represented a record 42% of total interest income compared to 23% in the year ago quarter, and loans to assets increased to 25% at September 30, 2010 compared to 18% a year ago. Interest income for the third quarter included $16.7 million from former Eurobank loans.

•	Deleveraged balance sheet. On August 16, 2010, Oriental paid off at maturity a 4.39%, $100 million repurchase agreement, and on September 27, 2010, repaid the $595 million outstanding principal balance of a 0.88% purchase money promissory note to the FDIC, which was issued as part of the Eurobank transaction. Total investments declined to 59% of assets at September 30, 2010 compared to 71% a year ago, and borrowings declined to 61% of interest-bearing liabilities compared to 68%. Approximately 96% of Oriental’s investment securities portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC or GNMA, and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government.

•	Strong growth in commercial production. While total loan production and purchases increased 15.7%, to $103.4 million, from the second quarter, production of commercial loans and leases combined increased 40.5% to $31.0 million. Year-to-date, commercial loans and lease production is up 102.3% to $73.1 million, representing 27% of total loan production and purchases, versus 16% for the year ago period. As part of its commitment to grow its lending activities, Oriental has almost doubled its commercial lending staff in 2010.

•	Continued growth of banking and wealth management revenues. These revenues totaled $11.4 million, up 14.4% from the second quarter. Bank service revenues increased 13.5%, primarily reflecting a full quarter of business and fees generated by the former Eurobank branches, versus two months in the second quarter. Mortgage banking activities increased 46.1% due in part to higher production, reflecting expanded market share. Year-to-date total banking and wealth management revenues are up 33.0%, to $28.8 million, representing 24% of total net revenues versus 20% a year ago.

•	Increased growth of wealth management assets. Total assets managed of $3.5 billion at September 30, 2010 grew 10.6% from June 30, 2010, with 14.0% growth of trust assets and 5.8% growth of broker-dealer assets. Growth is benefitting from improved market values as well as increased asset gathering from Oriental’s strong capital position in the local market.

•	Continued growth of core retail deposits. Total retail deposits increased $63.9 million, to $1.9 billion from the end of the second quarter, as Oriental began to benefit from its larger and more strategically located network of 30 branches. Core retail deposits, which have grown sequentially nine quarters in a row, increased to 29% of interest-bearing liabilities at September 30, 2010 compared to 24% a year ago.
Other Factors
•	Net interest margin of 2.22% declined 8 basis points from the second quarter. Higher yield from three months of former Eurobank loans and lower cost of funds were able to offset most of the decline in yield from investments.

•	Non interest expenses of $32.7 million were $4.9 million higher than in the second quarter. The third quarter included $10.2 million related to the integration of Eurobank versus $5.4 million in the second quarter. In late September, Oriental closed nine former Eurobank branches and consolidated two Oriental branches into the former Eurobank branch network. Oriental’s network now consists of 30 branches, most of which are concentrated in the San Juan metropolitan area, a key target market. In late October, most former Eurobank IT functions transferred to Oriental’s platform. These actions are expected to reduce Eurobank-related expenses approximately $1.5 million in the fourth quarter, and along with other steps, achieve 30-35% Eurobank cost savings by the start of 2011.

•	Net credit losses (excluding loans covered under shared-loss agreements with the FDIC) of $2.5 million increased $387 thousand from the second quarter and total $5.8 million year to date, in line with Oriental’s previously stated expectations of $8 million to $9 million in 2010. Non-performing loans (NPLs) increased marginally from the second quarter. Oriental’s NPLs generally reflect the economic environment in Puerto Rico. Oriental does not expect NPLs to result in significantly higher losses as most are well-collateralized residential mortgage loans with adequate loan-to-value ratios.

Capital
•	Total stockholders’ equity of $717.1 million declined $21.6 million from June 30, 2010, reflecting the change in retained earnings and reduction in accumulated other comprehensive income (OCI).

•	Oriental continues to maintain regulatory capital ratios well above the requirements for a well-capitalized institution. At September 30, 2010, the Leverage Capital Ratio was 8.99%, Tier-1 Risk-Based Capital Ratio was 24.00%, and Total Risk-Based Capital Ratio was 25.02%. In addition, Tangible Common Equity to risk-weighted assets was 21.86%.
Non-Operating Items
•	The previously disclosed deemed dividend of $22.7 million related to the conversion of Oriental’s Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series C, which raised a net $189 million in connection with the Eurobank acquisition, which was converted into 13.32 million shares of common stock on July 8, 2010. The deemed dividend did not affect total stockholders’ equity or book value per common share, but did reduce income per common share for the quarter and nine months ended September 30, 2010. The $22.7 million represents the intrinsic value between the conversion rate of $15.015 and the common stock closing price of $16.62 on April 30, 2010, the date the Series C Preferred Stock was issued and sold.

•	Gain of $14.0 million on the sale of securities, as Oriental took further advantage of the low interest rate environment to lock in profits.

•	Charges of $14.7 million in other-than-temporary impairment on the BALTA private label CMO. As a result of continual refinements to Oriental’s impairment methodology, loss assumptions now consider the macroeconomic effect of the recent foreclosure moratorium in some states and other economic uncertainties.

•	Loss of $22.6 million on derivative activities. This reflected realized losses of $17.3 million due to the termination of forward-settle swaps with a notional amount of $1.25 billion. These terminations allowed Oriental to enter into new forward-settle swap contracts for the same notional amount, while effectively reducing the interest rate of the pay-fixed side of such deals from an average rate of 2.45% to an average rate of 1.83%. The balance reflected an unrealized valuation loss of $4.9 million on the new swaps. These forward-settle swaps will enable Oriental to fix, at 1.83%, the price of $1.25 billion in repurchase agreement funding ($900 million up for renewal in December 2011 and $350 million in May 2012) that currently have a blended cost of 4.40%.

•	Accretion of $1.8 million of the FDIC loss share indemnification asset related to the former Eurobank loan portfolios. The estimated fair value of this asset was determined by discounting the projected cash flows related to the loss sharing agreements based on expected reimbursements, primarily for credit losses on covered assets. The time value of money incorporated into the present value computation is accreted over the shorter life of the loss sharing agreements or the holding period of the covered assets.
Non-GAAP Financial Measures
From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (defined as net interest income, after provision for loan and lease losses, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.
Conference Call
A conference call to discuss Oriental’s results, outlook and related matters will be held on Friday, November 5, 2010 at 2:00 PM Eastern & Puerto Rico Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
10-Q
Simultaneous with the issuance of this news release, Oriental is filing its SEC Form 10-Q for the quarter ended September 30, 2010, accessible at www.sec.gov or www.orientalfg.com.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 46th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 30 financial centers. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to Oriental’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in Oriental’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. Oriental also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
SUMMARY OF OPERATIONS (Dollars in thousands):	30-Sep-10	30-Sep-09%		30-Jun-10	30-Sep-10	30-Sep-09%
Interest Income:
Loans	$34,347	$18,248	88.2%	$29,399	$81,382	$55,329	47.1%
Mortgage-backed securities	40,429	48,750	-17.1%	41,519	125,542	151,179	-17.0%
Investment securities	6,367	11,412	-44.2%	8,782	24,213	37,567	-35.5%
Short term investments	78	140	-44.3%	143	263	511	-48.5%

Total interest income	81,221	78,550	3.4%	79,843	231,400	244,586	-5.4%

Interest Expense:
Deposits	12,680	13,990	-9.4%	11,951	35,874	41,962	-14.5%
Securities sold under agreements to repurchase	25,128	27,209	-7.6%	25,486	75,900	90,937	-16.5%
Advances from FHLB and other borrowings	3,082	3,106	-0.8%	3,053	9,147	9,277	-1.4%
FDIC-guaranteed term notes	1,021	1,021	0.0%	1,021	3,063	2,154	42.2%
Note payable to the FDIC	823	—	100.0%	1,064	1,887	—	100.0%
Subordinated capital notes	327	333	-1.8%	305	930	1,158	-19.7%

Total interest expense	43,061	45,659	-5.7%	42,880	126,801	145,488	-12.8%

Net interest income	38,160	32,891	16.0%	36,963	104,599	99,098	5.6%
Provision for loan and lease losses	4,100	4,400	-6.8%	4,100	12,214	11,250	8.6%

Net interest income after provision for loan and lease losses	34,060	28,491	19.5%	32,863	92,385	87,848	5.2%

Non-Interest Income (Loss):
Wealth management revenues	4,554	3,764	21.0%	4,625	13,157	10,163	29.5%
Banking service revenues	3,414	1,424	139.7%	3,007	8,030	4,330	85.5%
Mortgage banking activities	3,418	2,232	53.1%	2,339	7,555	7,191	5.1%
Investment banking revenues (losses)	59	—	100.0%	34	93	(4)	-2425.0%

Total banking and wealth management revenues	11,445	7,420	54.2%	10,005	28,835	21,680	33.0%

Total loss on other-than-temporarily impaired securities	(14,739)	(44,737)	-67.1%	(1,796)	(39,674)	(107,331)	-63.0%
Portion of loss on securities recognized in other comprehensive income	—	36,478	-100.0%	—	22,508	94,656	-76.2%

Other-than-temporary impairment on securities	(14,739)	(8,259)	78.5%	(1,796)	(17,166)	(12,675)	35.4%
Net gain (loss) on:
Sales of securities	13,954	35,528	-60.7%	11,833	37,807	56,388	-33.0%
Derivatives	(22,580)	(64)	35181.3%	(26,615)	(59,832)	19,778	-402.5%
Trading securities	4	(505)	-100.8%	1	2	12,427	-100.0%
Bargain purchase from FDIC-assisted acquisition	—	—	0.0%	9,944	9,940	—	100.0%
Fair value adjustment on FDIC equity appreciation instrument	—	—	0.0%	909	909	—	100.0%
Accretion of FDIC loss-share indemnification asset	1,756	—	100.0%	1,557	3,314	—	100.0%
Foreclosed real estate	(140)	(278)	-49.6%	(27)	(283)	(576)	-50.9%
Early extinguishment of repurchase agreement	—	(17,551)	-100.0%	—	—	(17,551)	-100.0%
Other	(8)	31	-125.8%	42	61	94	-35.1%

Total non-interest income (loss), net	(10,308)	16,322	-163.2%	5,853	3,587	79,565	-95.5%

Non-Interest Expenses:
Compensation and employee benefits	11,732	7,882	48.8%	10,427	30,440	23,626	28.8%
Occupancy and equipment	5,620	3,747	50.0%	4,601	13,815	10,994	25.7%
Professional and service fees	5,480	2,459	122.9%	3,920	11,552	7,461	54.8%
Insurance	1,651	1,273	29.7%	1,733	5,218	5,560	-6.2%
Taxes, other than payroll and income taxes	1,611	834	93.2%	1,291	3,759	2,129	76.6%
Advertising and business promotion	1,275	1,097	16.2%	1,361	3,339	3,329	0.3%
Electronic banking charges	1,322	471	180.7%	1,113	3,112	1,607	93.7%
Communication	826	382	116.2%	740	1,905	1,163	63.8%
Loan servicing expenses	443	397	11.6%	452	1,321	1,167	13.2%
Clearing and wrap fees expenses	579	293	97.6%	342	1,217	860	41.5%
Foreclosure and repossession expenses	545	204	167.2%	270	1,117	650	71.8%
Directors and investor relations	396	348	13.8%	388	1,098	1,029	6.7%
Printing, postage, stationery and supplies	299	194	54.1%	292	795	665	19.5%
Training and travel	167	194	-13.9%	243	639	444	43.9%
Leases expenses	86	—	100.0%	36	121	—	100.0%
Other	673	710	-5.2%	639	1,502	1,287	16.7%

Total non-interest expenses	32,705	20,485	59.7%	27,848	80,950	61,971	30.6%

Income (loss) before income taxes	(8,953)	24,328	-136.8%	10,868	15,022	105,442	-85.8%
Income tax expense (benefit)	(2,358)	3,001	-178.6%	925	(262)	8,452	-103.1%

Net income (loss)	(6,595)	21,327	-130.9%	9,943	15,284	96,990	-84.2%
Less: Dividends on preferred stock	(1,200)	(1,201)	-0.1%	(1,733)	(4,134)	(3,602)	14.8%
Less: Deemed dividend on preferred stock beneficial conversion feature	(22,711)	—	-100.0%	—	(22,711)	—	-100.0%
Less: Allocation of unidistributed earnings for participating preferred shares	—	—	0.0%	(3,104)	—	—	0.0%

Income available (loss) to common shareholders	$(30,506)	$20,126	-251.6%	$5,106	$(11,561)	$93,388	-112.4%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands, except per share data)	30-Sep-10	30-Sep-09%		30-Jun-10	30-Sep-10	30-Sep-09%
PRE-TAX OPERATING INCOME
Net interest income after provision for loan losses	$34,060	$28,491	19.5%	$32,863	$92,385	$87,848	5.2%
Core non-interest income:
Wealth management revenues	4,554	3,764	21.0%	4,625	13,157	10,163	29.5%
Banking service revenues	3,414	1,424	139.7%	3,007	8,030	4,330	85.5%
Mortgage banking activities	3,418	2,232	53.1%	2,339	7,555	7,191	5.1%
Investment banking revenues	59	—	100.0%	34	93	(4)	100.0%

Total core non-interest income	11,445	7,420	54.2%	10,005	28,835	21,680	33.0%
Less non interest expenses	(32,705)	(20,485)	59.7%	(27,848)	(80,950)	(61,971)	-30.6%

Total Pre-tax operating income	$12,800	$15,426	-17.0%	$15,020	$40,270	$47,557	-15.3%

INCOME (LOSS) PER COMMON SHARE
Basic	$(0.67)	$0.83	-181.2%	$0.15	$(0.33)	$3.85	-108.6%

Diluted	$(0.67)	$0.83	-181.2%	$0.15	$(0.33)	$3.84	-108.6%

COMMON STOCK DATA

Average common shares outstanding and equivalents	45,482	24,368	86.6%	33,053	34,928	24,301	43.7%

Cash dividends per share of common stock	$0.04	$0.04	-0.2%	$0.04	$0.12	$0.12	-2.6%

Cash dividends declared on common shares	$1,855	$972	90.8%	$1,322	$4,500	$2,916	54.3%

Pay-out ratio	-5.97%	4.86%	-222.9%	25.93%	-35.40%	3.13%	-1230.3%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	-0.33%	1.32%	-125.1%	0.53%	0.28%	1.98%	-85.8%

Return on average common equity	-19.28%	28.12%	-168.6%	4.91%	-3.40%	51.61%	-106.6%

Equity-to-assets ratio	9.69%	6.00%	61.6%	9.15%	9.69%	6.00%	61.6%

Efficiency ratio	65.93%	50.82%	29.7%	59.29%	60.67%	51.31%	18.2%

Expense ratio	1.24%	0.86%	43.5%	1.11%	1.09%	0.88%	24.0%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.73%	5.19%	-8.9%	4.97%	4.82%	5.32%	-9.4%
Tax equivalent adjustment	1.53%	1.79%	-14.5%	1.62%	1.57%	1.75%	-10.3%

Interest-earning assets — tax equivalent	6.26%	6.98%	-10.3%	6.59%	6.39%	7.07%	-9.6%
Interest-bearing liabilities	2.42%	3.12%	-22.4%	2.54%	2.58%	3.30%	-21.8%

Tax equivalent interest rate spread	3.84%	3.86%	-0.5%	4.05%	3.81%	3.77%	1.1%

Tax equivalent interest rate margin	3.76%	3.96%	-5.1%	3.92%	3.75%	3.91%	-4.1%

NORMAL SPREAD
Investments	3.78%	4.94%	-23.5%	4.25%	4.15%	5.10%	-18.6%
Loans	7.20%	6.24%	15.4%	6.99%	6.86%	6.22%	10.3%

Interest-earning assets	4.73%	5.19%	-8.9%	4.97%	4.82%	5.32%	-9.4%

Deposits	2.03%	3.10%	-34.5%	2.08%	2.19%	3.21%	-31.8%
Borrowings	2.63%	3.13%	-16.0%	2.78%	2.77%	3.33%	-16.8%

Interest-bearing liabilities	2.42%	3.12%	-22.4%	2.54%	2.58%	3.30%	-21.8%

Interest rate spread	2.31%	2.07%	11.6%	2.43%	2.24%	2.02%	10.9%

Interest rate margin	2.22%	2.17%	2.3%	2.30%	2.18%	2.15%	1.4%

AVERAGE BALANCES
Investments	$4,960,528	$4,886,104	1.5%	$4,749,435	$4,820,361	$4,949,814	-2.6%
Loans	1,908,443	1,169,558	63.2%	1,682,823	1,581,955	1,185,919	33.4%

Interest-earning assets	$6,868,971	$6,055,662	13.4%	$6,432,258	$6,402,316	$6,135,733	4.3%

Deposits	$2,495,077	$1,803,455	38.3%	$2,298,265	$2,184,877	$1,742,744	25.4%
Borrowings	4,622,535	4,052,469	14.1%	4,454,955	4,376,646	4,144,278	5.6%

Interest-bearing liabilities	$7,117,612	$5,855,924	21.5%	$6,753,220	$6,561,523	$5,887,022	11.5%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-10	30-Sep-09%		30-Jun-10	31-Dec-09
BALANCE SHEET

Cash and cash equivalents	$142,936	$170,443	-16.1%	$472,635	$277,123

Investments:
Trading securities	102	39	161.5%	56	523
Investment securities available-for-sale, at fair value, with amortized cost of $4,304,055 (September 30, 2009 - $4,604,048, June 30, 2010 - $4,913,939, December 31, 2009 - $5,044,017):
FNMA and FHLMC certificates	3,509,126	2,601,515	34.9%	3,647,734	2,764,172
Obligations of US Government sponsored agencies	301,550	695,912	-56.7%	603,735	1,007,091
Non-agency collateralized mortgage obligations	63,246	457,216	-86.2%	71,805	446,037
CMO’s issued by US Government sponsored agencies	194,427	302,502	-35.7%	204,920	286,509
GNMA certificates	137,890	229,760	-40.0%	303,637	346,103
Structured credit investments	42,443	141,259	-70.0%	41,606	38,383
Puerto Rico Government and agency obligations	68,406	64,462	6.1%	68,091	65,364

Total investment securities available-for-sale	4,317,088	4,492,626	-3.9%	4,941,528	4,953,659

Federal Home Loan Bank (FHLB) stock, at cost	22,496	19,937	12.8%	22,496	19,937
Other investments	150	150	0.0%	150	150

Total investments	4,339,836	4,512,752	-3.8%	4,964,230	4,974,269

Securities sold but not yet delivered	317,209	417,280	-24.0%	1,490	—

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	887,251	932,696	-4.9%	900,358	918,935
Commercial	217,280	194,718	11.6%	210,978	197,777
Leasing	5,926	—	100.0%	1,451	—
Consumer	30,757	21,446	43.4%	28,390	22,864

Total loans receivable not covered under shared-loss agreeements with the FDIC, gross	1,141,214	1,148,860	-0.7%	1,141,177	1,139,576
Less: Deferred loan fees, net	(4,236)	(3,305)	28.2%	(3,590)	(3,496)

Total loans receivable not covered under shared-loss agreeements with the FDIC	1,136,978	1,145,555	-0.7%	1,137,587	1,136,080
Allowance for loan and lease losses	(29,640)	(20,176)	46.9%	(28,002)	(23,272)

Loans receivable, net	1,107,338	1,125,379	-1.6%	1,109,585	1,112,808
Mortgage loans held for sale	31,432	26,213	19.9%	27,519	27,261

Total loans not covered under shared-loss agreeements with the FDIC, net	1,138,770	1,151,592	-1.1%	1,137,104	1,140,069

Loans covered under shared-loss agreements with the FDIC:
Construction development, secured by residential properties	18,165	—	100.0%	19,048	—
Residential mortgages	175,125	—	100.0%	178,866	—
Commercial and other construction	414,661	—	100.0%	424,634	—
Leasing	95,207	—	100.0%	114,707	—
Consumer	19,700	—	100.0%	21,533	—

Loans covered under shared-loss agreements with the FDIC	722,858	—	100.0%	758,788	—

Total loans, net	1,861,628	1,151,592	61.7%	1,895,892	1,140,069

FDIC shared-loss indemnification asset	562,364	—	100.0%	560,608	—
Foreclosed real estate (covered under shared-loss agreements with the FDIC)	19,322	—	100.0%	19,495	—
Foreclosed real estate (not covered under shared-loss agreements with the FDIC)	13,765	8,319	65.5%	12,277	9,347
Other repossessed assets (covered under shared-loss agreements with the FDIC)	2,748	—	100.0%	3,091	—
Core deposit intangible	1,363	—	100.0%	1,399	—
FDIC expense reimbursement receivable	—	—	0.0%	985	—
Accrued interest receivable	30,644	39,970	-23.3%	34,633	33,656
Deferred tax asset, net	30,650	26,590	15.3%	22,060	31,685
Prepaid FDIC Insurance	18,235	—	100.0%	19,565	22,568
Premises and equipment, net	17,125	20,202	-15.2%	18,113	19,775
Other prepaid expenses	7,134	6,720	6.2%	7,312	4,269
Derivative asset	—	—	0.0%	—	8,511
Servicing asset	9,647	6,135	57.2%	9,285	7,120
Mortgage tax credits	1,954	3,819	-48.8%	1,954	3,819
Debt issuance costs	2,607	3,839	-32.1%	2,915	3,531
Goodwill	2,006	2,006	0.0%	2,006	2,006
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Investment in equity indexed options	7,106	5,983	18.8%	4,433	6,464
Accounts receivable and other assets	13,692	4,310	217.7%	17,659	5,535

Total assets	$7,403,057	$6,381,046	16.0%	$8,073,123	$6,550,833

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-10	30-Sep-09%		30-Jun-10	31-Dec-09
Deposits:
Non-interest bearing demand deposits	$168,590	$73,097	130.1%	$169,202	$73,548
Interest-bearing savings and demand deposits	953,922	769,119	24.1%	921,034	706,750
Individual retirement accounts	351,743	307,717	14.3%	337,141	312,843
Retail certificates of deposit	436,706	253,644	72.2%	419,655	312,410

Total Retail Deposits	1,910,961	1,403,577	36.1%	1,847,032	1,405,551
Institutional deposits	406,266	160,243	153.5%	547,993	136,683
Brokered Deposits	278,048	354,085	-21.5%	143,398	203,267

Total deposits	2,595,275	1,917,905	35.3%	2,538,423	1,745,501

Borrowings:
Short-term borrowings	29,959	35,328	-15.2%	45,201	49,179
Securities sold under agreements to repurchase	3,541,520	3,557,086	-0.4%	3,557,087	3,557,308
Advances from FHLB	281,753	281,741	0.0%	281,735	281,753
FDIC-guaranteed term notes	105,112	105,112	0.0%	105,834	105,834
Note payable to the FDIC	—	—	0.0%	711,076	—
Subordinated capital notes	36,083	36,083	0.0%	36,083	36,083

Total borrowings	3,994,427	4,015,350	-0.5%	4,737,016	4,030,157

Total interest-bearing liabilities	6,589,702	5,933,255	11.1%	7,275,439	5,775,658

FDIC net settlement payable	41,601	—	100.0%	17,528	—
Derivative liability	8,289	690	1101.3%	3,374	—
Securities purchased but not yet received	—	30,945	-100.0%	533	413,359
Accrued expenses and other liabilities	46,405	33,587	38.2%	37,613	31,650

Total liabilities	6,685,997	5,998,477	11.5%	7,334,487	6,220,667

Preferred stock	68,000	68,000	0.0%	245,289	68,000
Additional paid-in capital from beneficial conversion feature	—	—	0.0%	22,711	—
Common stock	47,808	25,739	85.7%	34,481	25,739
Additional paid-in capital	498,486	213,264	133.7%	288,749	213,445
Legal surplus	46,958	52,659	-10.8%	47,585	45,279
Retained earnings	59,845	146,421	-59.1%	91,579	77,584
Treasury stock, at cost	(17,116)	(17,147)	-0.2%	(17,120)	(17,142)
Accumulated other comprehensive income (loss), net	13,079	(106,367)	-112.3%	25,362	(82,739)

Total stockholders’ equity	717,060	382,569	87.4%	738,636	330,166

Total liabilities and stockholders’ equity	$7,403,057	$6,381,046	16.0%	$8,073,123	$6,550,833

SELECTED FINANCIAL DATA AT PERIOD-END

Common shares outstanding at end of period	46,317	24,232	91%	32,988	24,235

Book value per common share	$14.01	$12.98	8%	$14.27	$10.82

Trust assets managed	$2,120,833	$1,759,464	20.5%	$1,859,941	$1,818,498
Broker-dealer assets gathered	1,425,445	1,235,341	15.4%	1,347,224	1,269,284

Total assets managed	$3,546,278	$2,994,805	18.4%	$3,207,165	$3,087,782

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
	30-Sep-10	30-Sep-09%		30-Jun-10	31-Dec-09
CAPITAL RATIOS
Leverage capital ratio	8.99%	7.69%	16.9%	9.26%	6.52%
Leverage capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier I capital	$708,869	$496,541	42.8%	$734,427	$414,702
Tier I capital required	$315,235	$258,445	22.0%	$317,404	$254,323
Excess over regulatory requirement	$393,634	$238,096	65.3%	$417,023	$160,379

Tier I risk-based capital ratio	24.00%	15.81%	51.8%	24.17%	18.79%
Tier I risk-based capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier I risk-based capital	$708,869	$496,541	42.8%	$734,427	$414,702
Tier I risk-based capital required	$118,134	$125,657	-6.0%	$121,553	$88,295
Excess over regulatory requirement	$590,735	$370,884	59.3%	$612,874	$326,407

Total risk-based capital ratio	25.02%	16.45%	52.1%	25.10%	19.84%
Total risk-based capital ratio required	8.00%	8.00%		8.00%	8.00%
Actual total risk-based capital	$739,062	$516,717	43.0%	$762,674	$437,975
Total risk-based capital required	$236,269	$251,314	-6.0%	$243,105	$176,591
Excess over regulatory requirement	$502,793	$265,403	89.4%	$519,569	$261,384

Tangible common equity to total assets	8.72%	4.90%	78.0%	5.88%	3.97%
Tangible common equity to total risk-weighted assets	21.86%	9.95%	119.7%	15.62%	11.79%
Total equity to total assets	9.69%	6.00%	61.5%	9.23%	5.04%
Total equity to risk-weighted assets	24.28%	12.18%	99.3%	24.55%	14.96%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands)	30-Sep-10	30-Sep-09%		30-Jun-10	30-Sep-10	30-Sep-09%
Loan Production and Purchases Summary:
Mortgage loans production	$58,958	$54,507	8.2%	$58,424	$169,692	$180,514	-6.0%
Mortgage loans purchased	9,933	1,717	478.5%	5,368	18,800	7,544	149.2%

Total mortgage	68,891	56,224	22.5%	63,792	188,492	188,058	0.2%

Commercial	26,354	10,518	150.6%	20,238	66,662	36,104	84.6%
Leasing	4,597	—	100.0%	1,794	6,391	—	100.0%
Consumer	3,514	2,426	44.8%	3,509	9,255	5,806	59.4%

Total loan production and purchases	$103,356	$69,168	49.4%	$89,333	$270,800	$229,968	17.8%

CREDIT DATA

Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$432	$544	-20.6%	$1,267	$2,795	$2,706	3.3%
Commercial	1,710	70	2342.9%	379	2,188	1,767	23.8%
Consumer	320	328	-2.4%	429	863	894	-3.5%

Total net credit losses	$2,462	$942	161.4%	$2,075	$5,846	$5,367	8.9%

Net credit losses to average loans outstanding	0.85%	0.32%	165.0%	0.72%	0.67%	0.60%	12.3%

	AS OF
	30-Sep-10	30-Sep-09%		30-Jun-10	31-Dec-09
Allowance for loan and lease losses	$29,640	$20,176	46.9%	$28,002	$23,272

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	2.54%	1.72%	47.3%	2.40%	2.00%

Allowance for loan and lease losses to non-performing loans	26.76%	21.67%	23.5%	25.45%	22.30%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$96,286	$83,551	15.2%	$94,943	$88,238
Commercial	13,862	8,792	57.7%	14,220	15,688
Consumer	604	751	-19.6%	865	445

Non-performing loans	110,752	93,094	19.0%	110,028	104,371
Foreclosed properties	13,765	8,319	65.5%	12,277	9,347

Non-performing assets	$124,517	$101,413	22.8%	$122,305	$113,718

Non-performing loans to total loans (excluding loans covered under shared-loss agreements with the FDIC)	9.48%	7.94%	19.40%	9.44%	8.97%

Non-performing loans to total assets (excluding assets covered under shared-loss agreements with the FDIC)	1.66%	1.46%	13.70%	1.51%	1.59%

Non-performing assets to total assets (excluding assets covered under shared-loss agreements with the FDIC)	1.87%	1.59%	17.61%	1.68%	1.74%

Non-performing assets to total capital	17.36%	26.51%	-34.52%	16.56%	34.44%